Exhibit 99.1

PREFORMED LINE PRODUCTS ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS
CLEVELAND, OHIO – October 30, 2024 - Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its third quarter of 2024.
Net sales in the third quarter of 2024 were $147.0 million compared to $160.4 million in the third quarter of 2023, an 8% decrease. The decrease in sales is primarily related to a continuation of the slowdown in spending in the communications end market. Foreign currency translation reduced third quarter 2024 net sales by $0.8 million.

Net income for the quarter ended September 30, 2024, was $7.7 million, or $1.54 per diluted share, compared to $15.1 million, or $3.03 per diluted share, for the comparable period in 2023. The third quarter of 2024 net income was impacted by decreased gross profit from lower sales levels, similar to our first half 2024 results, partially offset by lower period expenses from our cost containment initiatives, lower net interest expense and reduced income tax expense. Gross profit as a percentage of net sales was 31.2% for the third quarter of 2024, largely consistent with the second quarter of 2024.
Net sales decreased 19% to $426.6 million for the first nine months of 2024 compared to $524.1 million for the first nine months of 2023. The year-over-year decline in sales is due primarily to the slowdown in spending and inventory destocking within the communications end market. Currency translation rates reduced net sales by $1.1 million for the nine months ended September 30, 2024.
Net income for the nine months ended September 30, 2024 was $26.6 million, or $5.37 per diluted share, compared to $57.0 million, or $11.39 per diluted share, for the comparable period in 2023. YTD September 30, 2024 net income was impacted by decreased gross profit resulting from the decrease in sales which was partially offset by lower period expenses, lower net interest expense and reduced income tax expense.

Rob Ruhlman, Executive Chairman, said, “The decline in net sales continues, albeit at a slower pace, primarily related to the softness in the communications end market, caused primarily by a reduction in deployment due to higher borrowing costs and continued inventory destocking to re-align customer inventory levels with current manufacturing lead times. The slower pace of the net sales decline and an increase in order backlog are indicators that we may be nearing the final stages of inventory destocking. Our gross margin percentage has been consistent throughout 2024 aided by our cost reduction activities implemented in 2023. We remain optimistic about the prospects of the markets that we serve and will continue our investment in new product development, streamlining our manufacturing operations and expanding our customer service portfolio. These actions, along with our continued strong liquidity, will allow us to take advantage of favorable market conditions when they return. Our current focus is unchanged: provide our customers with the high-quality products and timely service they have come to expect from PLP.”
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in global business conditions and the economy due to factors such as inflation, rising interest rates, labor disruptions, military conflict, political instability, exchange rates and lingering effects of COVID-19, the strength of demand and availability of funding for the Company’s products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company’s products, the cost, availability and quality of raw materials required for the manufacture of products, opportunities for business growth through acquisitions and the ability to successfully integrate any acquired businesses, changes in regulations and tax rates, security breaches, litigation and claims and the Company’s ability to continue to develop proprietary technology and maintain high-quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on March 8, 2024 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
ABOUT PLP
PLP protects the world’s most critical connections by creating stronger and more reliable networks. The company’s precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

MEDIA RELATIONS	INVESTOR RELATIONS

JOSH NELSON	ANDREW S. KLAUS

MANAGER, MARKETING COMMUNICATIONS	CHIEF FINANCIAL OFFICER

+1 440 473 9120	+1 440 473 9246

JOSH.NELSON@PLP.COM	ANDY.KLAUS@PLP.COM

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
(Thousands of dollars, except share and per share data)	(Unaudited)
ASSETS
Cash, cash equivalents and restricted cash	$47,498	$53,607
Accounts receivable, net	110,888	106,892
Inventories, net	142,726	148,814
Prepaid expenses	13,053	8,246
Other current assets	6,479	7,256
TOTAL CURRENT ASSETS	320,644	324,815
Property, plant and equipment, net	201,194	207,892
Goodwill	28,672	29,497
Other intangible assets, net	10,983	12,981
Deferred income taxes	9,502	7,109
Other assets	20,958	20,857
TOTAL ASSETS	$591,953	$603,151
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade accounts payable	$42,426	$37,788
Notes payable to banks	8,006	6,968
Current portion of long-term debt	2,618	6,486
Accrued compensation and other benefits	29,499	28,018
Accrued expenses and other liabilities	31,450	32,057
TOTAL CURRENT LIABILITIES	113,999	111,317
Long-term debt, less current portion	24,582	48,796
Other noncurrent liabilities and deferred income taxes	24,385	26,882
SHAREHOLDERS' EQUITY
Common shares – $2 par value per share, 15,000,000 shares authorized, 4,897,450 and 4,908,413 issued and outstanding, at September 30, 2024 and December 31, 2023	13,715	13,607
Common shares issued to rabbi trust, 222,741 and 243,118 shares at September 30, 2024 and December 31, 2023, respectively	(9,557)	(10,183)
Deferred compensation liability	9,557	10,183
Paid-in capital	63,108	60,958
Retained earnings	543,743	520,154
Treasury shares, at cost, 1,959,512 and 1,894,419 shares at September 30, 2024 and December 31, 2023, respectively	(126,503)	(118,249)
Accumulated other comprehensive loss	(65,092)	(60,306)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	428,971	416,164
Noncontrolling interest	16	(8)
TOTAL SHAREHOLDERS' EQUITY	428,987	416,156
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$591,953	$603,151

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(Thousands of dollars, except per share data)
Net sales	$146,973	$160,438	$426,597	$524,076
Cost of products sold	101,195	106,301	292,415	337,328
GROSS PROFIT	45,778	54,137	134,182	186,748
Costs and expenses
Selling	12,318	12,732	36,146	38,133
General and administrative	16,414	17,794	48,272	54,624
Research and engineering	5,545	5,840	16,334	16,793
Other operating expense (income), net	1,109	(2,307)	186	(10)
	35,386	34,059	100,938	109,540
OPERATING INCOME	10,392	20,078	33,244	77,208
Other income (expense)
Interest income	538	478	1,856	1,201
Interest expense	(564)	(998)	(1,840)	(3,198)
Other income, net	64	18	189	165
	38	(502)	205	(1,832)
INCOME BEFORE INCOME TAXES	10,430	19,576	33,449	75,376
Income tax expense	2,734	4,431	6,783	18,348
NET INCOME	$7,696	$15,145	$26,666	$57,028
Net income attributable to noncontrolling interests	(16)	(15)	(24)	(28)
NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$7,680	$15,130	$26,642	$57,000
AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
Basic	4,904	4,906	4,911	4,929
Diluted	4,977	4,990	4,959	5,006
EARNINGS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS:
Basic	$1.57	$3.08	$5.42	$11.56
Diluted	$1.54	$3.03	$5.37	$11.39

Cash dividends declared per share	$0.20	$0.20	$0.60	$0.60